EX-23
(Exhibit 23)      Independent Accountants' Consent

                        INDEPENDENT ACCOUNTANTS' CONSENT

The Board of Directors
Financial Institutions, Inc.:

We consent to incorporation by reference in the Registration Statement on Form S-8 (No. 333-76865) of Financial Institutions, Inc. of our report dated February 6, 2004, relating to the consolidated statements of financial condition of Financial Institutions, Inc. and subsidiaries as of December 31, 2003 and 2002, and the related consolidated statements of income, changes in shareholders' equity and comprehensive income, and cash flows for each of the years in the three-year period ended December 31, 2003, which report has been included in the December 31, 2003 Annual Report on Form 10-K of Financial Institutions, Inc. Our report included an explanatory paragraph describing the adoption of the provisions of the Statement of Financial Accounting Standards No. 142, Goodwill and Other Intangible Assets, in 2002.


                                            /s/ KPMG LLP

Buffalo, New York
March 12, 2004